Exhibit 5.3

[Letterhead of Richards, Layton & Finger, P.A.]

October 1, 2013

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Domtar Corporation: Form S-3 Exhibit 5 - Delaware Entities

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule B attached hereto (each, a “Corporation” and collectively, the “Corporations”) and each of the Delaware limited liability companies listed on Schedule C attached hereto (each, an “LLC” and collectively, the “LLCs”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) Each of the documents listed on Schedule D attached hereto (each, a “Certificate of Incorporation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”);

(b) The bylaws of each of the Corporations, as amended and/or restated through the date hereof (each, “Bylaws”);

(c) Resolutions adopted by the unanimous written consent of the board of directors of each of the Corporations, each dated September 30, 2013;

(d) Each of the documents listed on Schedule E attached hereto (each, an “LLC Certificate”), as filed in the office of the Secretary of State;

(e) Each of the documents listed on Schedule F attached hereto (each, an “LLC Agreement”);

To Each of the Persons Listed

  on Schedule A Attached Hereto

October 1, 2013

(f) Resolutions adopted by the unanimous written consent of the sole member, the managers and/or directors, as applicable, of each of the LLCs, each dated September 30, 2013;

(g) The Senior Indenture (including the Subsidiary Guarantees of the Subsidiary Guarantors (each as defined therein) set forth therein), dated as of November 19, 2007 (the “Indenture”), among Domtar Corporation, a Delaware corporation (“Domtar”), Domtar Paper (as defined in Schedule E attached hereto) and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as trustee (the “Trustee”);

(h) Each of the documents listed on Schedule G attached hereto (collectively, the “Supplemental Indentures”);

(i) The Registration Statement on Form S-3 (the “Registration Statement”), filed by Domtar, the Companies (as defined below) and the other registrants as provided on the signature pages thereto with the Securities and Exchange Commission on October 1, 2013, including a prospectus (the “Prospectus”), relating to, inter alia, the securities described therein;

(j) A certificate of an officer of each of the Companies, each dated October 1, 2013, as to certain matters; and

(k) A Certificate of Good Standing for each of the Companies, each dated October 1, 2013, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Indenture. The Corporations and the LLCs are referred to herein collectively as the “Companies.” The Indenture and the Supplemental Indentures are hereinafter referred to collectively as the “Transaction Documents.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

To Each of the Persons Listed

  on Schedule A Attached Hereto

October 1, 2013

For purposes of this opinion, we have assumed (i) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (ii) except to the extent provided in paragraphs 1 and 5 below, the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraphs 2, 4, 6 and 8 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (v) except to the extent provided in paragraphs 3 and 7 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Corporations has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (8 Del.C. §101, et seq.) (the “DGCL”).

2. Each of the Corporations has all necessary corporate power and authority under the DGCL, its Certificate of Incorporation and its Bylaws to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

3. The execution and delivery by each of the Corporations of the Transaction Documents to which it is a party, and the performance by each of the Corporations of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Corporation under the DGCL, its Certificate of Incorporation and its Bylaws.

4. Each of the Corporations has all necessary corporate power and authority under the DGCL, its Certificate of Incorporation and its Bylaws to execute the Registration Statement and to file the Registration Statement with the Securities and Exchange Commission.

To Each of the Persons Listed

  on Schedule A Attached Hereto

October 1, 2013

5. Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).

6. Each of the LLCs has all necessary limited liability company power and authority under the LLC Act and its LLC Agreement to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

7. The execution and delivery by each of the LLCs of the Transaction Documents to which it is a party, and the performance by each of the LLCs of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such LLC under the LLC Act and its LLC Agreement.

8. Each of the LLCs has all necessary limited liability company power and authority under the LLC Act and its LLC Agreement to execute the Registration Statement and to file the Registration Statement with the Securities and Exchange Commission.

We note that notwithstanding any covenants to the contrary contained in the Transaction Documents: (i) the stockholders of any of the Corporations may dissolve such Corporation under Section 275(c) of the DGCL upon the consent of all the stockholders entitled to vote thereon, (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of any of the Corporations entitled to vote thereon may effect a merger with such Corporation under Section 253 or Section 267 of the DGCL, (iii) the stockholders of each of the Corporations may amend the Bylaws of such Corporation, and (iv) a member or manager of any of the LLCs has the right or power to apply to or petition a court to decree a dissolution of such LLC pursuant to Section 18-802 of the LLC Act.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Debevoise & Plimpton LLP’s relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof. In addition, we hereby consent to the use of our name under the heading “Legal matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

WAY/MYK

Schedule A

Attends Healthcare Products, Inc.

Domtar AI Inc.

Domtar Delaware Investments Inc.

Domtar Personal Care Absorbent Hygiene Inc.

E. B. Eddy Paper, Inc.

EAM Corporation

Associated Hygienic Products LLC

Domtar Paper Company, LLC

Domtar A.W. LLC

Domtar Delaware Holdings, LLC

Domtar Industries LLC

Schedule B

Attends Healthcare Products, Inc.

Domtar AI Inc.

Domtar Delaware Investments Inc.

Domtar Personal Care Absorbent Hygiene Inc.

E. B. Eddy Paper, Inc.

EAM Corporation

Schedule C

Associated Hygienic Products LLC

Domtar Paper Company, LLC

Domtar A.W. LLC

Domtar Delaware Holdings, LLC

Domtar Industries LLC

Schedule D

1.	The Certificate of Incorporation of Attends Healthcare Products, Inc., a Delaware corporation (“Attends”), dated as of July 15, 2002, as filed in the office of the Secretary and State on July 15, 2002, as amended by the Certificate of Amendment of Certificate of Incorporation of Attends, dated September 12, 2002, as filed in the office of the Secretary of State on September 12, 2002, as further amended by the Certificate of Amendment of Certificate of Incorporation of Attends, dated June 20, 2007, as filed in the office of the Secretary of State on June 22, 2007, as further amended by the Certificate of Change of Registered Agent and/or Registered Office, dated February 19, 2008, as filed in the office of the Secretary of State on February 19, 2008, as further amended by the Certificate of Merger of Attends Healthcare, Inc. with and into Attends, dated September 1, 2011, as filed in the office of the Secretary of State on September 1, 2011, and as further amended by the Certificate of Change of Registered Agent and/or Registered Office, dated September 9, 2011, as filed in the office of the Secretary of State on September 9, 2011.

2.	The Certificate of Incorporation of Domtar AI Inc., a Delaware corporation, dated as of August 19, 2011, as filed in the office of the Secretary and State on August 19, 2011.

3.	The Certificate of Incorporation of Domtar Delaware Investments Inc., a Delaware corporation (“Investments”), dated as of January 18, 2007, as filed in the office of the Secretary of State on January 18, 2007, as amended by the Certificate of Change of Location of Registered Office and of Registered Agent of Investments, dated October 24, 2007, as filed in the office of the Secretary of State on October 26, 2007.

4.	The Certificate of Incorporation of Domtar Personal Care Absorbent Hygiene Inc., a Delaware corporation (“Personal Care”), dated June 7, 2013, as filed in the office of the Secretary of State on June 7, 2013, as corrected by the Certificate of Correction of Personal Care, dated September 30, 2013, as filed in the office of the Secretary of State on September 30, 2013.

5.	The Certificate of Incorporation of E. B. Eddy Paper, Inc., a Delaware corporation, dated August 6, 1987, as filed in the office of the Secretary of State on August 11, 1987, as amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated November 1, 2005, as filed in the office of the Secretary of State on November 4, 2005.

6.	The Certificate of Incorporation of EAM Corporation, a Delaware corporation (“EAM”), dated July 27, 1998, as filed in the office of the Secretary of State on July 27, 1998, as amended by the Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of EAM, dated August 6, 1998, as filed in the office of the Secretary of State on August 6, 1998, as further amended by the Certificate of Change of Registered Agent and/or Registered Office, dated March 16, 2006, as filed in the office of the Secretary of State on March 16, 2006, together with the Certificate of Merger of EAM Acquisition Corp. with and into EAM, dated May 10, 2012, as filed in the office of the Secretary of State on May 10, 2012, and as further amended by the Certificate of Change of Registered Agent and/or Registered Office, as filed in the office of the Secretary of State on February 14, 2013.

Schedule E

1.	The Certificate of Formation of Associated Hygienic Products LLC, a Delaware limited liability company (“Associated”), dated January 13, 2000, as filed in the office of the Secretary of State on January 13, 2000, as amended by the Certificate of Merger, dated as of January 14, 2000, as filed in the office of the Secretary of State on January 14, 2000.

2.	The Certificate of Formation of Domtar Paper Company, LLC, a Delaware limited liability company (“Domtar Paper”), dated as of August 18, 2006, as filed in the office of the Secretary of State on August 18, 2006, as amended by the Certificate of Amendment of Domtar Paper, dated November 15, 2006, as filed in the office of the Secretary of State on November 15, 2006, and as further amended by the Certificate of Amendment to Certificate of Formation of Domtar Paper, dated October 24, 2007, as filed in the office of the Secretary of State on October 26, 2007.

3.	The Certificate of Formation of Domtar A.W. LLC, a Delaware limited liability company (“Domtar A.W.”), dated as of April 30, 2009, as filed in the office of the Secretary of State on April 30, 2009.

4.	The Certificate of Formation of Domtar Delaware Holdings, LLC, a Delaware limited liability company (“Domtar Holdings”), dated as of February 28, 2007, as filed in the office of the Secretary of State on March 1, 2007, as amended by the Certificate of Amendment to Certificate of Formation of Domtar Holdings, dated October 24, 2007, as filed in the office of the Secretary of State on October 26, 2007.

5.	The Certificate of Formation of Domtar Industries LLC, a Delaware limited liability company (“Domtar Industries”), dated December 7, 2011, as filed in the office of the Secretary of State on December 9, 2011.

Schedule F

1.	The Limited Liability Company Agreement of Associated, dated as of January 13, 2000, made by Associated, and AHP Holdings L.P., a Georgia limited partnership (“AHP”), and Elmbay Limited, an English corporation, as members, as amended and restated by the Amended and Restated Limited Liability Company Agreement of Associated, dated as of January 1, 2011, made by Associated, and AHP and TYBW, LLC, a Georgia limited liability company (“TYBW”), as members, as further amended and restated by the Second Amended and Restated Limited Liability Company Agreement of Associated, dated as of May 25, 2011, made by Associated, and AHP and TYBW, as members, and as amended by the First Amendment thereto, dated as of July 31, 2013, made by Associated, Personal Care, as sole member, and TYBW.

2.	The Limited Liability Company Agreement of Domtar Paper, dated as of August 18, 2006, entered into by Weyerhaeuser Company (“Weyerhaeuser”), as the sole member, as amended and restated by the Amended and Restated Limited Liability Company Agreement of Domtar Paper, dated as of March 1, 2007, entered into by Weyerhaeuser, as the sole member, as further amended and restated by the Second Amended and Restated Limited Liability Company Agreement of Domtar Paper, dated as of March 7, 2007, entered into by Domtar, as the sole member, and as amended by the First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Domtar Paper, dated as of January 31, 2009, entered into by Domtar, as the sole member.

3.	The Limited Liability Company Operating Agreement of Domtar A.W., dated as of April 30, 2009, entered into by Domtar Enterprises Inc., a Delaware corporation (“Domtar Enterprises”), as the sole member, together with the Assignment of Limited Liability Company Interest and Amendment to Limited Liability Company Operating Agreement of Domtar A.W., dated as of April 30, 2009, entered into by Domtar Enterprises, as assignor, and Domtar, as assignee, and as amended and restated by the Amended and Restated Limited Liability Company Operating Agreement of Domtar A.W., dated as of April 30, 2009, made by Domtar, as the sole member

4.	The Limited Liability Company Agreement of Domtar Holdings, dated as of March 1, 2007, entered into by Domtar Paper, as amended by the First Amendment to the Limited Liability Company Agreement of Domtar Holdings, dated as of June 8, 2011, entered into by Domtar Paper, as the sole member.

5.	The Limited Liability Company Operating Agreement of Domtar Industries, dated as of December 31, 2011, entered into by Domtar, as the sole member.

Schedule G

1.	The Supplemental Indenture, dated as of February 15, 2008, among the New Subsidiary Guarantors (as defined therein) party thereto, Domtar, Domtar Paper and the Trustee.

2.	The Second Supplemental Indenture, dated as of February 20, 2008, among the New Subsidiary Guarantor (as defined therein) party thereto, Domtar, Domtar Paper and the Trustee.

3.	The Third Supplemental Indenture, dated as of June 9, 2009, among Domtar, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee.

4.	The Fourth Supplemental Indenture, dated as of June 23, 2011, among Domtar, the New Subsidiary Guarantors (as defined therein) party thereto and the Trustee.

5.	The Fifth Supplemental Indenture, dated as of September 7, 2011, among Domtar, the New Subsidiary Guarantors (as defined therein) party thereto and the Trustee.

6.	The Sixth Supplemental Indenture, dated as of March 16, 2012, among Domtar, the New Subsidiary Guarantors (as defined therein) party thereto and the Trustee.

7.	The Seventh Supplemental Indenture, dated as of May 21, 2012, among Domtar, EAM (as defined in Schedule D attached hereto) and the Trustee.

8.	The Eight Supplemental Indenture, dated as of August 23, 2012, among Domtar, the Subsidiary Guarantors (as defined therein) and the Trustee.

9.	The Ninth Supplemental Indenture, dated as of July 31, 2013, among Domtar, Personal Care (as defined in Schedule D attached hereto), Associated (as defined on Schedule E attached hereto), and the Trustee.